CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-140895 of First Trust Exchange-Traded AlphaDEXTM Fund (comprising, First Trust Consumer Discretionary AlphaDEX(TM) Fund, First Trust Consumer Staples AlphaDEX(TM) Fund, First Trust Energy AlphaDEX(TM) Fund, First Trust Financial AlphaDEX(TM) Fund, First Trust Health Care AlphaDEX(TM) Fund, First Trust Industrials AlphaDEX(TM) Fund, First Trust Materials AlphaDEX(TM) Fund, First Trust Technology AlphaDEX(TM) Fund, First Trust Utilities AlphaDEX(TM) Fund, First Trust Large Cap Core AlphaDEX(TM) Fund, First Trust Mid Cap Core AlphaDEX(TM) Fund, First Trust Small Cap Core AlphaDEX(TM) Fund, First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund, First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund, First Trust Multi Cap Value AlphaDEX(TM) Fund, and First Trust Multi Cap Growth AlphaDEX(TM) Fund), on Form N-2 of our report dated April 25, 2007, relating to First Trust Technology AlphaDEX(TM) Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL

April 25, 2007